Filed Pursuant to Rule 424(b)(3)
File Number 333-127938
PROSPECTUS SUPPLEMENT NO. 5
to Prospectus declared
effective on September 2, 2005
(Registration No. 333-127938)
MICROMED CARDIOVASCULAR, INC.
This Prospectus Supplement No. 5 supplements our Prospectus dated September 2, 2005, Prospectus Supplement No. 1 dated October 20, 2005, Prospectus Supplement No. 2 dated October 17, 2005, Prospectus Supplement No. 3 dated December 7, 2005 and Prospectus Supplement No. 4 dated December 7, 2005. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 5 together with the Prospectus, Prospectus Supplement No. 1, Prospectus Supplement No. 2, Prospectus Supplement No. 3 and Prospectus Supplement No. 4.
This Prospectus Supplement includes the attached Current Report on Form 8-K of MicroMed Cardiovascular, Inc. dated December 19, 2005, as filed by us with the Securities and Exchange Commission.
Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “MMCV.”
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this Prospectus Supplement is December 20, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2005
MICROMED CARDIOVASCULAR, INC.
(Exact name of registrant specified in charter)

Delaware	000-51487	98-0228169

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8965 Interchange Drive
Houston, Texas 77054
(Address of principal executive offices) (Zip Code)
(713) 838-9210
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On December 19, 2005, Cornelius T. Ryan resigned from the Company’s Board of Directors.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMED CARDIOVASCULAR, INC.
Date: December 19, 2005	By:	/s/ Travis E. Baugh
Travis E. Baugh
Chief Executive Officer (Duly Authorized Officer)